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                International Lottery & Totalizator Systems, Inc.

                                       and

                               IFT Leasing Limited



                  ILTS DATATRAK ON-LINE TURNKEY LOTTERY SYSTEM
                             U.K. CHARITABLE LOTTERY


                               PURCHASE AGREEMENT



                             CONTRACT NUMBER: 6295
                                              ----


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                 ILTS DATATRAK ON-LINE TURNKEY LOTTERY SYSTEM -
                              UK CHARITABLE LOTTERY

                               PURCHASE AGREEMENT


This purchase agreement (herein referred to as "Agreement"), dated September 8, 1999 is entered into between International Lottery & Totalizator Systems, Inc., a California corporation, United States of America having offices at 2131 Faraday Avenue, Carlsbad, California 92008, USA (herein referred to as ILTS or "Supplier") and IFT Leasing Limited, an English Corporation, (herein referred to as IFT or "Customer") for an on-line lottery system and associated terminals to be installed in Great Britain.


Attached hereto and made part of this Agreement are the following schedules and appendices:

Schedule 1      Prices and Payment Schedule
Schedule 2      Project Schedule and Customer Acceptance
Schedule 3      Hardware Products To Be Delivered
Schedule 4      Software Products To Be Delivered
Schedule 5      Services To Be Delivered
Schedule 6      Spare Parts To Be Delivered

Appendix A      Final Acceptance Certificate

ARTICLE 1.0     DEFINITIONS


1.1 Hardware Products means the central system hardware, associated third-party system, software and ILTS terminals as described in
         Schedule 3.

1.2 Software Products means the central system software, terminal and gaming software as described in Schedule 4.

1.3 Services means the related services (such as documentation, training, installation and on-site support) as described in Schedule 5.


1.4 Deliverables means all of the Hardware Products, Software Products, Services and Spare Parts purchased by Customer as priced in Schedule 1.

1.5 Shipment of Products means the date the Hardware Products leave Supplier's facility en route to Customer's single, central designated site and as recorded on Supplier's shipping documentation.

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1.6      Final Acceptance means that all Deliverables have been delivered and accepted by Customer as conforming to the final acceptance criteria as set forth in Schedule 2.


1.7 Go-live means the date on which sales commence on the Hardware and Software Products, which date shall be agreed upon by IFT and ILTS.

1.8 ILTS includes ILTS and any entity controlled by ILTS through stock ownership or otherwise.

1.9 Central Site means the site where the Central System shall be located and where ILTS (UK) will maintain its corporate offices in the United Kingdom.

1.10 Central System means Central System Hardware and Software in the Central Site.

1.11 Communications Network means a combination of goods and services, including but not limited to radio, telephone, satellite or other technologies and goods and services provided by local carriers, to form an on-line real-time link between Central System and Terminals.

1.12 Retail Agents means those agents who have been authorized and have entered into contracts as required for this purpose, at whose sites the Terminal are situated.

1.13 System means the lottery processing system provided by ILTS in accordance with this Agreement.

1.14     Terminal means the ILTS DATAMARK XClaim terminal.

1.15 "Critical Defect" means a defect that causes the system operation to be interrupted which requires a manual restart or a corruption of data which renders the total system unusable for the specified operation.

1.16 "Major Defect" means a defect that causes erroneous calculated results or a required system functionality to be inoperable.

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ARTICLE 2.0     PURCHASE AND SALE OF DELIVERABLES

For the total purchase price as set forth in Schedule 1, Supplier agrees to sell and Customer agrees to purchase the Deliverables as described in Schedules 3, 4, 5 and 6.

The payment terms are as set forth in Schedule 1 and the timetable for the delivery, installation and acceptance of the Deliverables is set forth in
Schedule 2.

Customer acknowledges that Supplier is the exclusive provider of goods and services for Customer's on-line lottery operations in Great Britain over the term of the Agreement.


ARTICLE 3.0     PATENTS, COPYRIGHTS AND TRADE SECRETS

If any action or proceeding is brought against Customer for alleged infringement of any letter patent or an infringement of proprietary rights (such as trade secrets) by the Deliverables or any part thereof or if any allegation of copyright infringement is made and if Customer gives Supplier notice in writing without undue delay of any such allegations of infringement or of the institution of any such action or proceeding and permits Supplier to answer the allegation and to defend the action or proceeding and also if Customer gives Supplier all information, reasonable assistance and authority required for those purposes and does not by any action (including any admission or acknowledgment) or omission prejudice the conduct of such defense then:


     A. Supplier will at its own election either effect any settlement or compromise which it deems reasonable or at its own expense defend any such action or proceeding, and

     B. Supplier will pay the cost of any settlement or compromise effected by Supplier of all damages and costs awarded against Supplier and/or Customer in any such action or proceeding, and

     C. If the Deliverables or any part thereof is in such action or proceeding held to constitute infringement and is the subject of an injunction restraining its use or any order providing for its delivery or destruction, Supplier shall at its own election and expense either:

          i) procure for Customer the right to retain and continue to use the Deliverables or part thereof;

          ii) modify the Deliverables or part thereof so that it becomes non-infringing, or,

          iii) if the remedies in Sections (i) and (ii) are not reasonably possible, permit Customer to obtain replacement lottery


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               terminals, central system or software which are not an
               infringement, and be responsible for actual replacement costs to Customer as a result thereof, subject to the terms and limitations of this Agreement.


Supplier shall not be under any of the obligations specified pursuant to sub-paragraph C. above in either of the following events:

     A. any infringement or allegation thereof is based upon the use of the Deliverables or part thereof in combination with equipment or other devices not made or supplied by Supplier or in any manner for which the Deliverables or part thereof was not supplied; or

     B. Customer enters into any compromise or settlement in respect of any such action or proceeding without Supplier's prior written consent.

The provisions of this Article 3.0 shall survive termination or expiration of this Agreement.


ARTICLE 4.0     EXCLUSIVITY AND CONFIDENTIAL INFORMATION

4.1  Exclusivity. For so long as this Agreement remains in effect:

     A. Supplier shall not supply Computer hardware, software or services to any person or entity other than Customer for use for or in connection with the conduct of a lottery or similar gaming programs (not including sports betting such as horse racing or football) anywhere in England, Scotland and Wales, and

     B. Customer shall not obtain computer hardware, software or services (which are available or reasonably can be made available from Supplier) for use for or in connection with the conduct of a lottery or similar gaming programs anywhere in England, Scotland and Wales from any person or entity other than Supplier.

This Section 4.1 and the exclusivity provisions herein shall terminate and be of no further effect on the second anniversary of the date of this Agreement if, by such second anniversary, the System is not in place and operating.

4.2 Confidential Information. Customer acknowledges that information relating to the technical and operational aspects of the Deliverables is confidential to Supplier. Customer shall not, and shall take all reasonable steps to insure that its employees and agents do not, without the prior written consent of Supplier, divulge any information relating to technical or operational aspects of the Deliverables or the terms of this Agreement to any third party except as required by law.

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         Supplier acknowledges that Customer's technology and all aspects of the operation of Customer's business is confidential to Customer and that any disclosure thereof could not be rectified. Supplier shall not, and shall take all reasonable steps to insure that its employees and agents do not, without the prior written consent of customer, divulge any information relating to Customer's system or the terms of this Agreement to any third party except as required by law.


         Customer agrees not to disclose any confidential information relating to Supplier's Hardware or Software Products for a period of eight (8) years after the term of this Agreement.

         Customer and Supplier agree that mutual strict confidentiality will apply to the terms and conditions of this Agreement, except as required by law.

ARTICLE 5.0     TITLE, POSSESSION, QUIET ENJOYMENT, RISK OF LOSS


Risk of loss or damage in respect of the Hardware Products shall pass to Customer upon shipment by Supplier of each item of Hardware Products. Title to each item of Hardware Products shall pass to Customer upon shipment to such site as has been specified by Customer, provided that Customer's payments are up to date in accordance with the payment schedule set out in Schedule 1, Section 1.2.1.

Customer agrees that until the purchase price for the Hardware Products is paid in full:

     A. Supplier shall retain a security interest in the Hardware Products, and

     B. Supplier shall have all the remedies of a secured party under the Arizona Uniform Commercial Code or other applicable Arizona law (including the filing of any U.C.C. notices) and Supplier may, upon default by Customer, require Customer to assemble the secured property and turn it over to Supplier at a place designated by Supplier. Customer hereby expressly waives and releases all rights to have any of the secured property marshalled upon the exercise of any remedies under this section of the Agreement, and,

     C. the Hardware Products shall be installed and used and shall not be removed from Customer's place of business without the prior written consent of Supplier, and,


     D. Customer shall not sell, pledge, mortgage, assign, transfer, lease, sublet, loan, license, part with possession of, or encumber the Deliverables or any part thereof or permit or suffer or attempt to do any of the acts aforesaid without the prior written consent of Supplier.

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     E.   Customer will provide proof of adequate insurance to cover the loss of
          Hardware Products during the period of installation prior to final payment.


Until payment in full of the total purchase price as specified in Schedule 1,
Customer:

     A. will comply with all laws relating in any way to the use, operation or maintenance of the Deliverables;

     B. will grant Supplier the right to inspect the Deliverables at any reasonable time upon due notice; and

     C. shall not make any alterations, additions, modifications or improvements to the Hardware Products without the prior written consent of Supplier.

After payment in full of the total purchase price as specified in Schedule 1, Supplier shall take no action which impairs Customer's right to the possession and use of the Deliverables except to the extent required to protect Supplier's interest in software and confidential information.

ARTICLE 6.0     TAXES

Prices and fees are exclusive of, and Customer, as the importer, is responsible for, all applicable taxes, duties, assessments and value added tax (VAT) on the sale, license or use of the Deliverables. Supplier is responsible for all U.S. taxes and export taxes and Customer is responsible for all import taxes required to deliver the Deliverables to the Customer's facilities.

ARTICLE 7.0     IMPORTATION, SHIPPING, FREIGHT AND INSURANCE


Hardware Products will be delivered Free Carrier (FCA according to Incoterms
1990) Supplier's facilities. Customer will be responsible for transportation charges and for insurance on the Hardware Products at rates in effect at the time of this Agreement. Customer may elect to have Supplier obtain on its behalf such insurance by providing specific written notice to Supplier.

Supplier will arrange for all of the necessary documentation for shipping goods. If shipping is routed by Customer, Supplier will honor those commitments. If the selection of routing of shipments is made by Supplier, Supplier will make reasonable efforts to obtain the best service at the most reasonable costs for both parties. Supplier can also supply a list of potential freight forwarders if requested by Customer.


Supplier will arrange for all shipping documents and export licenses (as required) to be generated and processed. To assist Customer and Supplier, Supplier maintains:

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     A.   a database of documentation in the management of incoming and outgoing shipments (purchase orders, return for repairs and project management reports), and

     B. contacts with United States government agencies to keep abreast of all new or changed export regulations, and

     C. contracts with local customs house brokers who assist in the clearance of incoming shipments through United States Customs.


Supplier will prepare and process all necessary paperwork to obtain validated export licenses and monitors the use thereof. Where applicable, Customer must apply for and obtain a valid import license. All duties, import/export fees and associated costs of shipment are Customer's responsibility.

ARTICLE 8.0     TRAVEL AND PER DIEM

Supplier is responsible for all project air travel and Supplier's expenses to perform on-site services set out in Schedule 5.

ARTICLE 9.0     PAYMENT METHOD

Invoices will be transmitted to Customer by facsimile on the date shown on the invoice and this is the date of invoice. Upon special request, the original of the invoice can be mailed to Customer for backup or for required business practice. Customer invoices are to be sent to:


                           Interactive Flight Technologies, Inc.
                           1811 Chestnut Street
                           Philadelphia, Pennsylvania 19103 USA
                           Attention: James Fox


and payment shall be made by wire transfer to:

                           International Lottery & Totalizator Systems, Inc c/o First National Bank
                           1620 Fifth Avenue
                           San Diego, CA 92101 U.S.A.
                           ABA # 122 238 938
                           Account No. 5502 1158

Payments past due thirty (30) days will bear a late charge fee at the rate of one and one-half percent (1.5%) per month or portion thereof accumulative.


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Payment is deemed to have been effected on the day when Supplier's bank account has been credited with the payment.


All invoices are payable in U.S. Dollars

ARTICLE 10.0    WARRANTY


10.1 Supplier Hardware Products Warranty. Supplier warrants that all Hardware Products will be new and not used nor reconditioned and that Supplier will cause all manufacturer's warranties of Hardware products to be transferred to and for the benefit of Customer.

10.2 Supplier Software Products Warranty. Supplier warrants to Customer that the Supplier Software Products designated as warranted will conform to the specifications in Schedule 4 and all other documentation provided by Supplier for or in connection with the Software Products, when operated in conjunction with properly operating Hardware Products as specified in Schedule 3. Supplier warrants that the Software Products do not contain any "kill" or other such disabling devices.

         The warranty period for Supplier Software Products is twelve (12) months, commencing on the date of Final Acceptance. Supplier does not warrant that the execution of Software shall be uninterrupted or error-free.

10.3 Third Party Vendor Products Warranty. Supplier warrants the proper performance of all third-party vendor products to the same extent as if they were manufactured by Supplier. For third-party vendor software products utilized as part of or incorporated into Supplier's software products, Supplier agrees to provide first level support of the software and use its best efforts to fix, cause to have fixed, or provide a work around solution for any defects in the third-party vendor's software.


10.4 System Coordination. Supplier warrants that the Hardware Products and Software Products are fully compatible and will function together as a unified computer system to perform the functions contemplated by this Agreement, subject to the limitations set forth herein.


10.5 Year 2000 Compliance. Supplier warrants that the System is Year 2000 compliant.

10.6 Limitation of Warranty. The warranties provided in sections 10.1, 10.2 and 10.3 are limited warranties and do not apply to:

         A. conditions resulting from improper use, by anyone other than Supplier or its representatives of Supplier Hardware or Software Products or operation of Supplier Hardware outside the specified environmental conditions, or


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          B.   conditions resulting from causes, not caused by Supplier or its representatives, external to Supplier Hardware or Software Products after delivery, or

          C. conditions resulting from modifications to Supplier Hardware or Software Products other than modifications made by Supplier, or

          D. consumable components such as lamps, fuses, printheads and other expendable items above their minimum specified lives.

10.7 Documentation, Training and Other Services. Supplier warrants that the Services delivered will be provided in a workmanlike manner in accordance with Schedule 5.


ARTICLE 11.0    SOFTWARE LICENSE

Customer receives no right to use any Software Product except by a grant of a software license by Supplier. Title to the Software Products and source code shall remain with Supplier.

11.1 Grant of Software License. Supplier grants Customer a software license for the use of Software Products in Great Britain as provided below. This software license is granted per the central system as defined in
         Schedule 3. Supplier grants no software licenses whatsoever, either explicitly or implicitly, except by this contract for a software license, for Software Products supplied by Supplier with Hardware Products or in connection with Services. Customer agrees to comply with and not deliberately modify or make inoperable any feature which is incorporated in the Software Products to prevent access to software which has not been licensed to Customer.


11.2 Software Execution. Customer, Customer's representatives and agents may execute the Software Products and may load, copy or transmit the Software Products, in whole or in part, only as necessary for execution. Customer, Customer's representatives and agents may make archival copies of the Software Products as provided under the copyright laws of the United States. Customer, Customer's representatives and agents agree to reproduce all legal notices, including but not limited to proprietary notices and notices mandated by governmental entities, on all complete or partial copies or transmissions of the Software Products. Software Product usage may not exceed the license or the number of users for which Customer is licensed.

11.3 Access to Software Products. Customer may make the Software Products available to its representatives, employees and agents to the extent necessary or appropriate to exercise its license hereunder.

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11.4     Personal, Non-exclusive License. Customer's license is personal and non-exclusive, and may not be transferred without Supplier's express written consent but may be assigned to subsidiaries or controlled affiliates of Customer upon notice to Supplier, but without its prior consent.


11.5 License Limitation, Reverse Engineering. Software Products are proprietary to Supplier. Supplier transfers no title to or ownership of any Software Products to Customer or to any third party. Except as explicitly set forth in these terms and conditions, Customer shall not execute, use, copy or modify the Software Products nor disclose any part of the Software Products. Customer shall not decompile or reverse assemble the Software Products, or analyze or otherwise examine the Software Products, including any hardware or firmware implementation of the Software Products for the purpose of reverse engineering.


11.6 License Termination. Customer, Customer's representatives and agents shall use the Software Products only in the ordinary course of their business as an operator. This software license shall commence on the date that the Software Products are delivered to Customer and, except as set forth herein, shall terminate pursuant to the provisions of
         Article 17 relating to termination. Supplier may terminate any licenses granted and any Software Product orders placed hereunder if Customer neglects or fails in a substantial respect to perform or observe any of its material obligations to Supplier hereunder, and such condition is not remedied within thirty (30) days after written notice has been given to Customer. Termination, whether by Supplier or Customer, shall apply to all versions of the Software Products licensed for execution hereunder. Before any termination by Customer becomes effective, and in the event of any termination by Supplier, Customer shall:


          A. return to Supplier any license furnished by Supplier by this Agreement or under any separate agreement, and

          B. destroy all copies of all versions of the Software Products in Customer's possession, and

          C. remove all portions of all versions of the Software Products for any adaptations made by Customer and destroy such portions, and

          D. certify in writing that all copies, including all those included in Customer's adaptations, have been destroyed.

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ARTICLE 12.0    HARDWARE SUBSTITUTION


Customer will permit the substitution of component parts of the Hardware Products and variations from the design characteristics and/or performance capabilities of the Hardware Products so long as such substitution is necessary due to factors beyond Supplier's reasonable control such as unavailability of a component or industry design changes and/or the variations do not have a negative effect on performance or functional capabilities.


ARTICLE 13.0    INDEMNITIES AND LIMITS ON LIABILITY


Each party hereby indemnifies and holds harmless and shall keep the other party indemnified and held harmless to the extent permitted under existing law, from and against all damages, costs, actions, claims and demands whatsoever, including reasonable legal fees, which may be recovered or made against the first party by any person including members of the public, for any injury they may sustain (i) while in or upon any building or structure or any part thereof or any other location in which the Deliverables or any part thereof is installed or from which they are operated or in connection with a party's use or operation of the Deliverables or any part thereof or (ii) any act or omission of the other party or its employees or agents unless the injury is caused by the first party or the first party's employees willful or negligent act or omission, provided that, this indemnity shall not extend to any injury suffered by the first party's staff which shall be covered by insurance arranged by the first party at its cost.

Customer acknowledges that the Deliverables may contain magnetic memories or other devices in which substantial data may be accumulated. Supplier shall not become liable to Customer or anyone else if any such data is lost or rendered inaccurate, other than by the acts or omissions of Supplier or any of its agents, regardless of the cause of any such loss or inaccuracy. Supplier shall not be liable to Customer or any other person in tort for any act, omission, occurrence or event causing loss, damage or injury to person or property in connection with Supplier's obligations under this Agreement, or its exercise of any rights or privileges hereunder, unless caused by gross negligence or intentional misconduct of Supplier. In no event, whether in contract, warranty, tort (including negligence), or otherwise, shall either party be liable to the other or any other person for indirect, incidental, special or consequential damages including, but not limited to, loss of actual or anticipated profits or revenues, loss of use of products, loss of data, cost of capital, cost of substitute products, facilities or services, downtime costs, or claims of the other party for such damages, including in connection with providing or failing to provide the Deliverables or arising out of the use of the Deliverables.

Supplier's liability to Customer for any cause whatsoever shall be limited to the lesser of one million U.S. Dollars ($1,000,000) or the purchase price paid to Supplier for the Deliverables that are the subject of Customer's claim. This limitation will apply regardless of the form of action, whether contract or tort, including without limitation negligence. The foregoing limitation does not apply to damages resulting from personal injury caused by Supplier's negligence as limited above.

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Reference is made to Schedule 2, Section 2.2.


Any action against Supplier must be brought within twelve (12) months after the cause of action arises.

ARTICLE 14.0    LIABILITIES AND REMEDIES

          A. Supplier's entire liability and Customer's remedies are as set forth in this article, except as otherwise provided in this Agreement. These remedies are the Customer's exclusive remedies and are in lieu of any other remedy at law or in equity. In all situations involving performance or non-performance of Software Products furnished hereunder, Customer's remedy is (i) repair or replacement by Supplier (at Supplier's option) of defective Supplier Hardware Products if notified by Customer of the defect within the warranty period, or (ii) remedy by Supplier of a non-conformance of Software during the stated warranty period. Subject to Subparagraph B, if Supplier fails to perform its warranty or service responsibilities, or if Customer has any other claim related to Deliverables purchased or licensed from Supplier, Customer shall be entitled to recover only direct damages and only up to the limits set forth in this Agreement.


          B. If after a reasonable period under the circumstances (not to exceed 60 days) after written notice from Customer, Supplier is unable to effect a repair or replacement or a remedy which cures a Critical Defect or Major Defect for which Supplier is responsible under this Agreement, Customer shall be entitled to have access to and to use all portions of the System (including the Source Code held in escrow under Article 16.0) to endeavor by itself or its contractors to effect such a cure, and the rights obtained by Customer for such purpose under its software license with Supplier shall continue on a perpetual basis. If Customer proceeds under this Paragraph, it shall be entitled only to recover direct damages suffered thereby, subject to the terms and limits of this Agreement.


ARTICLE 15.0    FORCE MAJEURE


15.1 Either party shall not be liable for any delay in performing any obligation hereunder for any cause beyond its reasonable control, including but not limited to strike an labor disputes, accidents, war, invasion, riot, rebellion, civil commotion, insurrection, any act (including without limitation any injunctive or restraining act) or judgement of any court granted in any legal proceeding, fire, wind, lightning, explosion, act of government or faults or delays by subcontractors to provide service due to circumstances such as those cited above but not including increased costs (Force Majeure).

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15.2     If either party is delayed in performance due to Force Majeure, it shall as soon as possible give the other party written notice of its claim for an extension of time. The other party shall grant reasonable extension(s) of time for completion of the Agreement or any part thereof, provided that all reasonable action has been taken by the delayed party to prevent such delay from extending the time for completion of the delayed part's obligations hereunder.

ARTICLE 16.0    ESCROW OF SOURCE CODE

Supplier, accompanied by, at Customer's option, Customer or Customer's representative, shall deliver a copy of the Software Products source code (Source Code) and associated design specifications to a designated escrow agent located in England. The Source Code and associated design specifications will be held by such escrow agent to be immediately released from escrow to Customer only if Supplier:

          A.   ceases conducting business in the normal course, or

          B. has an action brought against it by its creditors for its inability to pay its debts, or

          C. enters into compulsory or voluntary liquidation (other than for the purposes of effecting a reconstruction or amalgamation in such manner that the company resulting from such reconstruction or amalgamation, if a different legal entity, shall agree to be bound by and assume the obligations of Supplier under this Agreement), or

          D.   compounds with or convenes a meeting of its creditors, or

          E. has a receiver or manager or an administrator appointed of its assets, in each case, which is not discharged or dismissed with sixty (60) days, or

          F.   ceases for any reason to carry on business.

          G. has failed to perform its obligations under this Agreement and is subject to a notice and proceedings by Customer under Article 14.0B.


Such holding of escrow materials will continue for the term of the Facilities Management Agreement between ILTS (UK) and IFT Management Limited, Contract No. 6296, dated September 8, 1999 ("Facilities Management Agreement").

The Escrow Agent fees will be equally shared between Customer and Supplier.

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ARTICLE 17.0    TERMINATION

17.1     IFT may terminate this Agreement if:

         17.1.1 ILTS should enter into liquidation or receivership, or be declared bankrupt, or enter into any composition or similar arrangement with its creditors, said termination to take effect immediately upon receipt of written notice of termination; or

         17.1.2 ILTS breaches a material provision of this Agreement and fails to cure such breach within forty-five (45) days (or such longer period of time as is provided in this Agreement) after receipt by ILTS of written notice specifying such breach; or;

17.2     ILTS may terminate this Agreement if:

         17.2.1 IFT should enter into liquidation or receivership, or be declared bankrupt, or enter into any composition or similar arrangement with its creditors, said termination to take effect immediately upon receipt of written notice of termination by IFT;

         17.2.2 IFT breaches a material provision of this Agreement and fails to cure such breach within forty-five (45) days (or such longer period of time as is provided in this Agreement) after receipt by IFT of written notice specifying such breach; or,

17.3 In the event of termination of this Agreement by either party, the terminating party may cease its performance hereunder and may (a) recover from the other party the unpaid balance of all sums due under this Agreement as of the date of such termination, (b) recover from the other party any actual damages due to the default, including but not limited to its reasonable attorneys' fees and judicial costs incurred in enforcing its rights hereunder, and, (c) terminate the other party's rights under this Agreement.

ARTICLE 18.0    CHANGE CONTROL PROCEDURE

Changes to this Agreement will be controlled, documented, defined and implemented utilizing a consistent process and form to be mutually agreed upon between Supplier and Customer.

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ARTICLE 19.0    SEVERABILITY AND AMENDMENT

19.1 Severability. The parties acknowledge that the provisions contained herein (including without limitation any relating to confidential information) are required for the reasonable protection of the business interest of the parties. The illegality, invalidity or unenforceability of any provision of this Agreement under any applicable law shall not effect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision, and to this end, the provisions thereof are declared to be severable.

19.2 Amendment. Each of the parties agrees that this Agreement will be amended to the extent necessary to comply with all governmental laws, regulations and directives

ARTICLE 20.0    TERM

Except as otherwise provided in Articles 3.0, 4.0 and 11.0, this Agreement shall be co-terminus with the Facilities Management Agreement.

ARTICLE 21.0    ENTIRE AGREEMENT

This Agreement embodies the entire agreement between the parties and supersedes in its entirety all previous understandings, agreements, and representations between the parties oral or written with respect to the subject matter hereof. This Agreement may not be amended or modified except by an instrument in writing duly executed on behalf of the parties. Any waiver of any breach of this Agreement shall be limited to the particular instance and shall not operate or be deemed to waive any future breach. Any representation or statement not contained in this Agreement shall not be binding upon Supplier as a warranty or otherwise.

ARTICLE 22.0    ASSIGNMENT

This Agreement shall not be assigned by either party without the prior written consent of the other party. Notwithstanding the foregoing, it is agreed that either party may assign its rights under this Agreement ("Assignor") to one of its affiliates authorized to do business in Great Britain (the "Assignee"), provided that:

(a) the full and faithful performance by the Assignee of its obligations under the Agreement in accordance with the terms and conditions of the Agreement shall unconditionally be guaranteed by the Assignor. In the event of failure of the Assignee to perform any obligations under this Agreement, the Assignor shall immediately perform such obligations, and,

(b) the non-assigning party shall receive copies of all documentation evidencing such assignment.


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Purchase Agreement
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ARTICLE 23.0    GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Arizona. The venue for any proceeding brought to enforce or interpret this Agreement shall be Phoenix, Arizona, and the parties to this Agreement consent to the jurisdiction of the federal and state courts located in the State of Arizona. The provisions of the United Nations Convention on Contracts for the International Sale of Goods is applicable to this Agreement.

ARTICLE 24.0    NOTICES, NOTIFICATION NAMES AND ADDRESSES

Any notice given hereunder shall be deemed sufficient if given in writing by a party to the other party, to the attention of the Chief Executive Officer (or such individual as a party may designate in writing), of such party in either case directed to the addresses set forth below (or such other notice as either party may specify using like notice); and shall be deemed delivered and received upon actual receipt, or twenty-four (24) hours after dispatch by facsimile transmission, with receipt of facsimile confirmation, provided that an original copy of said notice is mailed by registered mail no later than the next business day following dispatch by facsimile.

24.1     Customer Information

         Name:             IFT Leasing Limited
         Address:          c/o Richards Butler
                           Beaufort House
                           15 St. Botolph Street
                           London, England EC 3A 7EE

         Contact:          David Boutcher

24.2     Supplier Information

         Name:             International Lottery & Totalizator Systems, Inc.
         Address:          2131 Faraday Avenue
                           Carlsbad  CA 92008-7297 USA

         Telephone:        (001) 760-931-4000           Fax: (001) 760-931-1789

ARTICLE 25.0    HEADINGS

Section headings of this Agreement are for convenience only and shall neither form a part nor affect the interpretation hereof.


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Purchase Agreement
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ARTICLE 26.0    APPOINTMENT OF PROJECT MANAGER

Supplier shall appoint at its own cost a suitably qualified and competent person as a Project Manager to plan and oversee the scheduling and control of all tasks to be performed by the Supplier and for all coordination with any third parties involved.

ARTICLE 27.0    AUTHORIZATION TO EXECUTE AGREEMENT

Each party has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of each party has been properly authorized and empowered to enter into this Agreement. Each party acknowledges it has read this Agreement, understands, and agrees to be bound by it.

Customer:                                Supplier:

IFT Leasing Limited                      International Lottery & Totalizator
c/o Richards Butler                      Systems, Inc.
Beaufort House                           2131 Faraday Avenue
15 St. Botolph Street                    Carlsbad, California 92008-7297
London, England EC 3A 7EE                United States of America


James W. Fox                             M. Mark Michalko
------------                             ----------------
Signed                                   Signed


James W. Fox                             M. Mark Michalko
------------                             ----------------
Printed Name                             Printed Name


President                                President
------------                             ----------------
Title                                    Title

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                                                                         Page 18

                        [Schedules intentionally deleted]

                                   APPENDIX A





                          FINAL ACCEPTANCE CERTIFICATE






                          IFT hereby certifies to ILTS
                            that the Final Acceptance
                             as specified under this
                               Agreement has been
                             successfully completed.








                Certificate issued by, for and on behalf of IFT:




--------------------------------------------------    ---------------------
Signed                                                Date:





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